UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 29, 2021
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6100 4th Avenue S, Suite 200
Seattle, Washington 98108
(Address of principal executive offices, including zip code)

(855) 727 - 9079
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	TRUP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)
Effective January 29, 2021, the Board appointed Tricia Plouf (the Company’s current Chief Financial Officer) and Margi Tooth (the Company’s current Chief Revenue Officer) to the positions of Co-Presidents of the Company (the “Appointments”). Ms. Plouf and Ms. Tooth will report to Mr. Rawlings, who no longer serves as President of the Company but remains the Chief Executive Officer of the Company.

In their new capacities, Ms. Tooth will have full responsibility for all of the Company’s revenue generating businesses, and Ms. Plouf will have full responsibility for financial and business operations.

Full biographies for Ms. Plouf and Ms. Tooth and their respective compensation are included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2020, which disclosures are incorporated by reference herein, and each is eligible to participate in the Company’s programs disclosed elsewhere in this Current Report on Form 8-K.

(e)
On January 29, 2021, the Board adopted an Employee Severance and Change in Control Plan (the “Plan”) to supersede its On-Going Severance Policy for CEO and Key Senior Leaders and Change of Control Policy for Select Officers and Key Leaders. The Plan standardizes the severance paid to all eligible employees, including executive officers (each, a “Participant”), in the event of a qualifying termination. Pursuant to the Plan, a Participant who is terminated without cause is entitled to two weeks of his or her salary for each year of employment with the Company up to a maximum of 26 weeks, plus any earned but unpaid bonuses and one month of medical insurance.

Alternatively, a Participant who is terminated without cause in the period beginning three-months before, and ending on the one-year anniversary of, a change in control is entitled to the greater of his or her salary at the time or as in effect on the first occurrence of a change in control, plus any earned but unpaid bonuses. In addition, all of the Participant's outstanding unvested equity awards shall become fully vested and deemed achieved at target levels of any performance goals or other vesting criteria.

The preceding description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan set forth in Exhibit 10.1 to this Form 8-K and incorporated in this Item by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the Appointments and to accommodate more than one President of the Company, on January 29, 2021 the Board amended and restated the Company’s bylaws (the “Bylaws”).

The amendment and restatement of the Bylaws also include certain technical, conforming, modernizing and clarifying changes. The description above of the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, as amended and restated, set forth in Exhibit 3.1 to this Form 8-K and incorporated in this Item by reference.
Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	Exhibit 3.1	Amended and Restated Bylaws of Trupanion, Inc., as of January 29, 2021
	Exhibit 10.1	Trupanion, Inc. Employee Severance and Change in Control Plan
	104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Name: Tricia Plouf
Title: Chief Financial Officer
Date: February 4, 2021